UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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FTD Group, Inc.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

October 12, 2005

Dear Fellow Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of FTD Group, Inc. to be held on Wednesday, November 16, 2005 at 10:00 A.M., local time, at our principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

The following pages include a formal notice of the meeting and the proxy statement. The proxy statement describes various matters on the agenda for the meeting.

You are encouraged to attend the meeting in person. If that is not possible, please sign, date and return the enclosed proxy card as soon as possible. Otherwise, your vote cannot be counted.

Sincerely,

MICHAEL J. SOENEN
Director, President and Chief Executive Officer

FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 16, 2005

To Our Stockholders:

The 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of FTD Group, Inc., a Delaware corporation (the “Company”), will be held at 10:00 A.M., local time, on November 16, 2005 at the Company’s principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, for the purpose of considering and acting upon the following:

Proposal 1.	The election of seven directors to the Board of Directors of the Company;
Proposal 2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006; and
Proposal 3.	The transaction of any other business that is properly brought before the meeting or any continuations, adjournments or postponements thereof.

Stockholders of record at the close of business on September 28, 2005 are entitled to receive notice of and to vote at the meeting and any continuations, adjournments or postponements thereof. You may vote your shares by completing, signing, dating and returning the enclosed proxy card or by attending the meeting in person and voting by ballot at that time. Submitting your instructions by proxy will not affect your right to attend the meeting and vote.

By Order of the Board of Directors,

JON R. BURNEY
Secretary

Dated: October 12, 2005

Downers Grove, Illinois

If you plan to attend the Annual Meeting in Person:

An admission ticket and picture identification will be required to enter the Annual Meeting. If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the meeting in person, please retain the admission ticket and bring it with you to the meeting along with picture identification. Stockholders holding stock in a bank or brokerage account will find an admission ticket attached to the proxy card sent to you by your bank or broker. In the event you have not received an admission ticket or have misplaced it, you can obtain an admission ticket in advance by sending a written request to your bank or broker, or you may present yourself at the meeting along with such proof of ownership (such as a brokerage statement) as of the record date and picture identification. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

PROXY STATEMENT

We are providing these proxy materials because the Board of Directors of FTD Group, Inc. (the “Company”) is soliciting your proxy to vote at the Company’s 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 A.M., local time on November 16, 2005, at the Company’s principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, and at any continuations, adjournments or postponements of this meeting. This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about the Company. Commencing on or about October 14, 2005, copies of this Proxy Statement and the proxy card, together with a copy of the Company’s Annual Report for the fiscal year ended June 30, 2005 (the “2005 Annual Report”), are being mailed to stockholders.

QUESTIONS AND ANSWERS

Who is entitled to vote?

Stockholders who own the Company’s common stock (NYSE symbol: “FTD”), par value $0.01 per share (the “Common Stock”), as of the close of business on September 28, 2005 will be entitled to vote at the Annual Meeting. On that date there were 29,456,626 shares of Common Stock outstanding and entitled to vote. Each share is entitled to one vote on each matter properly brought before the meeting.

How do I vote?

The Company is offering you two methods of voting:

•       You may indicate your vote on the enclosed proxy card by signing and dating the card and returning the card in the enclosed prepaid envelope; or

•       You may attend the meeting and vote in person.

All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in such proxy. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board of Directors recommends.

What do I need to know in order to attend the Annual Meeting?

You are invited to attend the Annual Meeting, which will begin at 10:00 A.M., local time, on November 16, 2005, in person. The meeting will be held at the Company’s principal executive office located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515. Stockholders will be admitted beginning at 9:30 A.M., local time.

You will need an admission ticket and picture identification to enter the Annual Meeting.   If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the meeting in person, please retain the admission ticket and bring it with you to the meeting along with picture identification. Stockholders holding stock in a bank or brokerage account will find an admission ticket attached to the proxy card sent to you by your bank or broker. In the event you have not received an admission ticket, you can obtain an admission ticket in advance by sending a written request to your bank or broker, or you may present yourself at the meeting along with such proof of ownership (such as a brokerage statement) as of the record date and picture identification.

What can I vote on?

At the Annual Meeting, you will be able to vote on:

•       The election of seven directors to the Board of Directors of the Company to serve for a term of one year;

•       The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006; and

•       The transaction of any other business that is properly brought before the meeting or any continuations, adjournments or postponements thereof.

How does the Board recommend I vote on the proposals?

The Board recommends a vote:

•       FOR each of the nominees for the Board of Directors; and

•       FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006.

May I change my vote?

You can revoke your proxy at any time before it is voted by delivery of a properly completed and executed, later-dated proxy card or by voting in person by ballot at the Annual Meeting.

How many votes are required to hold a meeting?

A quorum is necessary to hold a valid meeting of stockholders. The presence, in person or by proxy, of stockholders representing a majority of the shares of the Common Stock outstanding and entitled to vote constitutes a quorum. Shares represented by proxies that reflect abstentions or broker “non-votes” are counted as present and entitled to vote for determination of a quorum.

An abstention is a properly executed proxy marked ABSTAIN for any matter. A broker “non-vote” occurs when you hold your shares in “street name” through a broker or other nominee and you do not give your broker or nominee instructions on how to vote on matters over which your broker or nominee does not have voting discretion. If you do not provide voting instructions, your shares may not be voted on these matters.

How many votes are required to pass a proposal?

A favorable vote of a plurality of the shares present in person or represented by proxy and entitled to vote is required for the election of directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Abstentions, votes withheld and broker “non-votes” are not counted for purposes of electing directors and will not affect the election of nominees receiving a plurality of votes.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. Abstentions and votes withheld will have the effect of a negative vote, while broker “non-votes” will be treated as not entitled to vote for purposes of determining the approval of these proposals and will not affect the outcome of the vote.

How will voting on any other business be conducted?

We do not know of any business or proposals to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other business is properly brought before the Annual Meeting or any continuations, adjournments or postponements thereof, the signed proxies received from you and other stockholders give the proxies the authority to vote on the matter according to their judgment.

Who receives proxy materials?

This Proxy Statement and enclosed proxy card are first being mailed to stockholders on or about October 14, 2005. Each registered owner of Common Stock as of the close of business on September 28, 2005 is entitled to receive a copy of the Company’s 2005 Annual Report and to vote at the Annual Meeting.

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing the same last name and address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or us, if you hold registered shares. You can notify us by sending a written request to the address set forth below under the heading  “—How can I contact the Company to request materials or information referred to in these questions and answers?” If you revoke your consent, you will be sent separate copies of documents mailed within 30 days after receipt of your revocation.

If you have not received the Company’s 2005 Annual Report, please contact us as directed below under the heading “—How can I contact the Company to request materials or information referred to in these questions and answers?” and we will send a copy without exhibits at no expense to you. The Company will provide any exhibit requested upon payment of a specified reasonable fee limited to the Company’s reasonable expenses in furnishing such exhibit.

May I inspect the stockholder list?

In accordance with Delaware law and the Company’s Amended and Restated Bylaws (the “Bylaws”), a complete list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available for examination by any stockholder, for any purpose germane to the meeting, for ten days prior to the meeting at the location of the Annual Meeting, the Company’s principal executive office located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, during ordinary business hours.

Who bears the costs of soliciting proxies?

The Company pays the costs of soliciting proxies. We have also made arrangements with brokerage houses and other custodians, nominees and fiduciaries of shares to send proxy materials to stockholders of record on September 28, 2005. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock as of the record date. Certain of the Company’s officers and directors may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations, but no additional remuneration will be paid by the Company for the solicitation of proxies by the Company’s officers and directors.

How can I contact the Company to request materials or information referred to in these questions and answers?

You may contact us:

•       by mail addressed to:

FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515
Attention:  Investor Relations;

•       by e-mail addressed to investor_relations@ftdi.com;

•       by calling Jandy Tomy, Investor Relations Contact, at (630) 724-6984; or

•       By visiting our Web site at www.ftd.com(1), clicking on “Investor Relations,” then “FAQ” and then filling out the request form under the link “information request form.”

Stockholder Proposals and Nominations

The deadline for eligible stockholders to submit a proposal under Rule 14a-8 of the SEC’s proxy rules for inclusion in the Company’s proxy statement for the 2006 Annual Meeting is August 18, 2006. Any such proposals submitted under Rule 14a-8 must be received by the Company on or before that date. Please send proposals to the Secretary of the Company at the Company’s principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

In addition, eligible stockholders may submit proposals for consideration at the 2006 Annual Meeting (aside from a stockholder proposal under Rule 14a-8 to be included in the Company’s proxy statement, as discussed above) in accordance with the provisions of the Bylaws. If a stockholder intends to submit a proposal in this manner, he or she must give the Company written notice containing the information specified in the Bylaws. Such written notice must be received by the Secretary of the Company at the Company’s principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting. For the 2006 Annual Meeting, such notice must be received between July 19, 2006 and August 18, 2006. In the event that the date of the 2006 Annual Meeting is more than 30 days before or more than 70 days after November 16, 2006, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. Eligible stockholders may also nominate persons for election to the Board of Directors at the 2006 Annual Meeting in accordance with the Bylaws. Stockholders who wish to propose a candidate to the Nominating and Corporate Governance Committee must send written notice to the committee containing all of the information relating to such proposed candidate as is required to be disclosed in solicitations of proxies for

(1)          Web site addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our Web site is not a part of this Proxy Statement.

elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such written notice must be sent to the Nominating and Corporate Governance Committee, c/o the Secretary of the Company at the Company’s principal executive office located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, generally not more than 120 days and not less than 90 days before the date of the next Annual Meeting.

*      *      *

NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, our telephone number is (630) 719-7800 and our Web site is located at www.ftd.com. As used in this Proxy Statement, unless the context requires otherwise, the term the “Company” refers to FTD Group, Inc. and its subsidiaries, including FTD, Inc. (“FTD”). FTD, Inc. is a Delaware corporation that commenced operations in 1994 and includes the operations of its principal operating subsidiary, Florists’ Transworld Delivery, Inc., a Michigan corporation (“FTDI”). The operations of FTDI include those of its subsidiaries, FTD.COM INC. (“FTD.COM”) and FTD Canada, Inc. (formerly known as Florists’ Transworld Delivery Association of Canada, Ltd.), and its indirect subsidiary, Renaissance Greeting Cards, Inc.

*      *      *

The date of this Proxy Statement is October 12, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Common Stock as of August 31, 2005 by: (i) those persons known by us to own beneficially more than 5% of the outstanding Common Stock; (ii) each current executive officer named in the Summary Compensation Table below; (iii) each director; and (iv) all current directors and executive officers, as a group.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)		% of Common Stock
Green Equity Investors IV, L.P.	15,406,249		52.3%
11111 Santa Monica Boulevard
Suite 2000
Los Angeles, CA 90025
Viking Global Investors L.P.	2,741,300		9.3%
55 Railroad Ave.
Greenwich, CT 06830
Olstein & Associates L.P.	1,854,600		6.3%
4 Manhattanville Road
Purchase, NY 10577
Fortress Investment Group LLC	1,475,500		5.0%
1251 Avenue of the Americas
16th Floor
New York, NY 10020
Michael J. Soenen	396,213	(2)	*
Carrie A. Wolfe	116,667	(3)	*
William J. Van Cleave	85,558	(4)	*
Daniel W. Smith	54,446	(5)	*
Jon R. Burney	46,668	(6)	*
Robert S. Apatoff	169,780	(7)(8)	*
Ted C. Nark	164,780	(7)(9)	*
Adam M. Aron	8,334	(9)	*
Peter J. Nolan	15,421,249	(10)	52.4%
John M. Baumer	15,411,249	(10)	52.3%
Timothy J. Flynn	15,562,695	(7)(10)	52.8%
All current executive officers and directors as a group (consisting of 14 individuals)	16,444,475	(11)	54.8%

      *  Does not exceed 1%.

  (1)       The amounts shown are the number of shares of the Common Stock owned beneficially (as determined in accordance with Rule 13d-3(d)(1) of the Exchange Act) as of August 31, 2005. The persons identified in this table have sole voting and investment power over the shares of the Common Stock stated above, except as stated otherwise in these footnotes. This chart was prepared from information the directors and executive officers have given to us and from publicly available documents filed or furnished to the SEC.

  (2)       This number includes 237,779 shares that may be acquired upon the exercise of options within 60 days of August 31, 2005.

  (3)       This number includes 66,667 shares that may be acquired upon the exercise of options within 60 days of August 31, 2005.

  (4)       This number includes 48,890 shares that may be acquired upon the exercise of options within 60 days of August 31, 2005.

  (5)       This number includes 31,112 shares that may be acquired upon the exercise of options within 60 days of August 31, 2005.

  (6)       This number includes 26,667 shares that may be acquired upon the exercise of options within 60 days of August 31, 2005.

  (7)       This number includes 156,446 shares of Common Stock held by FTD Co-Investment LLC. Messrs. Apatoff, Nark and Flynn hold membership interests in FTD Co-Investment LLC. Messrs. Apatoff, Nark and Flynn disclaim beneficial ownership of the shares of Common Stock held by FTD Co-Investment LLC.

  (8)       This number includes 13,334 shares that may be acquired upon the exercise of options within 60 days of August 31, 2005.

(9)       This number includes 8,334 shares that may be acquired upon the exercise of options within 60 days of August 31, 2005.

(10)       This numbers includes 15,406,249 shares of Common Stock held by Green Equity Investors IV, L.P. Green Equity Investors IV, L.P. is a Delaware limited partnership managed by Leonard Green & Partners, L.P. FTD Co-Investment LLC is a Delaware limited liability company managed by Leonard Green & Partners, L.P. Each of Messrs. John G. Danhakl, Peter J. Nolan, Jonathan D. Sokoloff, John M. Baumer, Jonathan A. Seiffer and Timothy J. Flynn, either directly (whether through ownership interest or position) or through one or more intermediaries, may be deemed to control Leonard Green & Partners, L.P. As such, Messrs. Danhakl, Nolan, Sokoloff, Baumer, Seiffer and Flynn may be deemed to have shared voting and investment power with respect to all shares held by Green Equity Investors IV, L.P. and FTD Co-Investment LLC. These individuals disclaim beneficial ownership of the securities held by Green Equity Investors IV, L.P. and FTD Co-Investment LLC. Each of these individuals’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(11)       This number includes 516,674 shares that may be acquired upon the exercise of options within 60 days of August 31, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers (as defined therein), and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of holdings and transactions in the Company’s equity securities and derivative securities with the SEC and the New York Stock Exchange (the “NYSE”) and to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms and amendments received by the Company, we believe that, during the fiscal year ended June 30, 2005, all executive officers, directors and persons who beneficially own more than 10% of the Company’s equity securities complied with all Section 16(a) filing requirements applicable to them, except for one Form 4 filed late by each of Messrs. Peter J. Nolan, Robert S. Apatoff and Ted C. Nark. Mr. Nolan’s filing related to eight purchases of Common Stock (aggregating 10,000 shares) on April 29, 2005. Messrs. Apatoff and Nark’s filings related to their investment in FTD Co-Investment LLC on February 14, 2005.

GOVERNANCE OF THE COMPANY

Who are the current members of the Board of Directors?

The members of the Board of Directors on the date of this Proxy Statement, and the committees of the Board of Directors on which they serve, are identified below.

	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Peter J. Nolan, Chairman			†
Robert S. Apatoff		†	*
Adam M. Aron	†	*
John M. Baumer	*
Timothy J. Flynn			*
Ted C. Nark	*	*
Michael J. Soenen

*                    Member

†                     Chair

What are the Board of Directors’ committees and what are their roles?

The Board of Directors has a standing Executive Committee, Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

Executive Committee.   The Executive Committee has all the powers and authority of the Board of Directors to manage the Company’s business and affairs, except in respect of: (i) approving or adopting, or recommending to stockholders, any action or matter expressly required by Delaware law to be submitted to stockholders for approval, and (ii) amending or repealing the Bylaws. The Executive Committee has the power and authority to submit recommendations to the Board of Directors with respect to all matters requiring action by the full Board of Directors prior to the Board of Directors taking any action, except those matters that applicable NYSE listing standards or SEC regulations require to be within the purview of the Company’s independent directors or that are otherwise in conflict with such standards or regulations. On February 7, 2005, the Board appointed Messrs. Baumer, Flynn, Nolan and Soenen as members of the Executive Committee.

Audit Committee.   The functions of the Audit Committee are described below under the heading “Report of the Audit Committee.”  The charter of the Audit Committee is attached to this Proxy Statement as Annex I and is available in the Investor Relations section of the Company’s Web site at www.ftd.com. The Audit Committee was established on February 7, 2005, and met once during the remainder of the fiscal year ended June 30, 2005.

On April 19, 2005, Mr. Aron was appointed as a member and as Chairman of the Audit Committee. On February 7, 2005, the Board appointed Messrs. Baumer and Nark as members of the Audit Committee. Mr. Flynn was appointed to the Audit Committee on February 7, 2005 and served on the committee until Mr. Aron was appointed on April 19, 2005.

The Audit Committee meets the NYSE composition requirements, including the requirements dealing with financial literacy and financial sophistication. Messrs. Nark and Aron satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act, the NYSE listing standards and the Company’s Corporate Governance Guidelines. As required by the enhanced independence standards and NYSE listing standards, the Company will appoint a third independent member to the Audit Committee by the first anniversary of the IPO (used herein as defined below).

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee is responsible for the identification of qualified candidates to become Board members, the selection of nominees for election as directors at each Annual Meeting, the selection of candidates to fill any vacancies on the Board of Directors, the development and recommendation to the Board of Directors of the Company’s Corporate Governance Guidelines and oversight of the evaluation of the Board of Directors. The charter of the Nominating and Corporate Governance Committee is available in the Investor Relations section of the Company’s Web site at www.ftd.com. The Nominating and Corporate Governance Committee was established on February 7, 2005 and did not meet during the remainder of the fiscal year ended June 30, 2005.

On February 7, 2005, Messrs. Apatoff and Nark were appointed as members of the Nominating and Corporate Governance Committee, and on April 19, 2005, Mr. Apatoff was named Chairman. On April 19, 2005, the Board appointed Mr. Aron as a member of the Nominating and Corporate Governance Committee. Mr. Baumer was appointed to the Nominating and Corporate Governance Committee on February 7, 2005 and served on the committee until Mr. Aron was appointed on April 19, 2005.

Compensation Committee.   The function of the Compensation Committee is described below, under the heading “Compensation Committee Report on Executive Compensation.”  The charter of the Compensation Committee is available in the Investor Relations section of the Company’s Web site at www.ftd.com. The Compensation Committee was established on February 7, 2005 and did not meet during the remainder of the fiscal year ended June 30, 2005.

On February 7, 2005, Mr. Nolan was appointed as a member and Chairman, and Messrs. Apatoff and Flynn were appointed as members of the Compensation Committee.

Who is the chair of the Board of Directors?

The Board of Directors selects its chair in accordance with the Bylaws. Peter J. Nolan has served as the Chairman of the Board of Directors since February 7, 2005. Mr. Nolan presides over all executive sessions of the non-management directors.

How does the Board of Directors select director nominees?

The Nominating and Corporate Governance Committee considers candidates for Board of Directors membership suggested by its members and other Board members, as well as by management and the Company’s stockholders. As set forth in the Company’s Corporate Governance Guidelines, the Board’s Nominating and Corporate Governance Committee will annually review with the Board the appropriate characteristics, skills and experience for the Board as a whole and its individual members, and will recommend to the Board of Directors candidates for Board membership in accordance with the characteristics, skills and experience set forth by the committee, the Corporate Governance Guidelines and the selection criteria outlined in the committee’s charter. The Nominating and Corporate Governance Committee, in evaluating the suitability of individual candidates and recommending candidates to stand for election, takes into account many factors, including a candidate’s ability to make independent analytical inquiries, general understanding of marketing, finance and other elements relevant to the success of the Company in today’s business environment, experience in the Company’s industry and with relevant social policy concerns, understanding of the Company’s business on a technical level and other board service and educational and professional background. Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility.

The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best advance the success of the Company and represent stockholder interests through the exercise of sound judgment and calling upon the group’s diversity of experience in these various areas. In searching for qualified director candidates to stand for election to the Board and to fill vacancies on the Board, the Board solicits current directors for the names of potential qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may use search firms or consult with outside advisors to assist in the search for qualified candidates in the future.

In addition, the Nominating and Corporate Governance Committee will consider candidates proposed by stockholders. Stockholders who wish to propose a candidate to the Nominating and Corporate Governance Committee must send written notice to the committee containing all of the information relating to such proposed candidate as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act. Such written notice must be sent to the Nominating and Corporate Governance Committee, c/o the Secretary of the Company at the Company’s principal executive office located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, generally not more than 120 days and not less than 90 days before the date of the next Annual Meeting. See “Questions and Answers—Stockholder Proposals and Nominations,” above. The Nominating and Corporate Governance Committee will use the same evaluation criteria in considering the suitability of stockholder candidates as for candidates proposed by the Company, the Board of Directors or the Nominating and Corporate Governance Committee.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the committee will make a determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee at the time of the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines, in consultation with the Chairman of the Board and other Board members, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the committee. The committee will then evaluate the prospective nominee against the standards and qualifications set forth in the Nominating and Corporate Governance Committee’s charter and as set forth in the Company’s Corporate Governance Guidelines, including:

•       the prospective nominee’s personal and professional integrity, ethics and values;

•       the prospective nominee’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•       the prospective nominee’s experience in the Company’s industry and with relevant social policy concerns;

•       the prospective nominee’s experience as a board member of another publicly held company;

•       the prospective nominee’s academic expertise in an area of the Company’s operations; and

•       the extent of the prospective nominee’s practical and mature business judgment.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for business expertise in additional or different areas and the evaluations of other prospective nominees. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

How does the Board of Directors determine which directors are considered independent?

The Board regularly reviews the Company’s Corporate Governance Guidelines to ensure their compliance with SEC and NYSE regulations. The Company’s Corporate Governance Guidelines meet or exceed the listing standards adopted by the NYSE. The full text of the Corporate Governance Guidelines can be found in the Investor Relations section of the Company’s Web site at www.ftd.com. A copy may also be obtained upon written request from the Company’s Secretary at the Company’ principal executive office located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

The Company is a “controlled company” under the rules promulgated by the NYSE because Green Equity Investors IV, L.P. and an affiliate, both of which are affiliates of Leonard Green & Partners, L.P., beneficially own more than 50% of outstanding shares of the Common Stock. As a controlled company, the Company is exempt from certain independence requirements with respect to the composition of the Board of Directors and committees of the Board of Directors, including the requirements that a majority of the Board of Directors be comprised of independent directors, and that the Compensation Committee and the Nominating and Corporate Governance Committee be comprised solely of independent directors. Accordingly, a majority of the Company’s Board of Directors is not comprised of independent directors, and the Compensation Committee and Nominating and Corporate Governance Committee include directors who are not independent.

Pursuant to the Company’s Corporate Governance Guidelines, the Board undertook its annual review of director independence beginning in August 2005. During this review, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under the heading “Certain Relationships and Related Transactions” below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that Messrs. Nark and Aron are independent of the Company and its management under the standards set forth in the Company’s Corporate Governance Guidelines, the NYSE listing standards and the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act.

How often did the Board meet during the fiscal year ended June 30, 2005?

The Board met five times during the fiscal year ended June 30, 2005. The non-management directors (which includes all the members of the Board except for Mr. Soenen) met in executive session one time during the fiscal year ended June 30, 2005. The number of meetings for each Board committee is set forth above under the heading “—What are the Board’s committees and what are their roles?”

Each director attended 100% of the aggregate total number of meetings held in the fiscal year ended June 30, 2005 by the Board and meetings of the committees thereof on which he was a member. Under the Company’s Corporate Governance Guidelines, each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by regularly attending meetings of the Board and committees of which he or she is a member, with the understanding that, on occasion, a director may be unable to attend a meeting.

How are directors compensated?

On April 19, 2005, the Company adopted a new compensation arrangement for Board and Committee members who are not management of the Company or principals of Leonard Green & Partners, L.P., to be effective for the fiscal year ended June 30, 2005. Under the new arrangement, these directors receive a $25,000 annual retainer, $5,000 per Board meeting attended in person ($1,000 per meeting attended by phone), a one-time grant of an option to purchase 25,000 shares of Common Stock upon joining the Board of Directors (one-third to vest on the grant date, one-third to vest one year from the grant date and one-third to vest two years from the grant date) and an annual grant of an option to purchase 2,500 shares of Common Stock on the date of each Annual Meeting (vesting one year from the grant date). The directors on the Audit Committee who are not members of management of the Company or principals of Leonard Green & Partners, L.P. also receive a $7,500 annual retainer ($20,000 for the Audit Committee Chairman) and $2,000 per meeting attended in person ($1,000 per meeting attended by phone). The directors on the Compensation Committee and Nominating and Corporate Governance Committee who are not members of management of the Company or principals of Leonard Green & Partners, L.P. also receive $2,000 per meeting attended in person ($1,000 per meeting attended by phone). In addition, if a director is Chairman of the Compensation Committee or Nominating and Corporate Governance Committee and is not a member of management of the Company or a principal of Leonard Green & Partners, L.P., the Chairman of that committee receives an annual retainer of $5,000. Directors who are employees do not receive additional compensation for serving as directors or for attending Board of Directors or committee meetings. The Company reimburses all directors for their expenses in connection with attending meetings of the Board of Directors or committees of the Board of Directors.

The compensation of directors may be modified from time to time by the Compensation Committee if it determines such modification is necessary or appropriate in light of the Company’s needs, best market practices or applicable legal and regulatory changes.

How do stockholders communicate with the Board of Directors?

Stockholders and other parties interested in communicating directly with the Chairman, with the non-management directors as a group or with individual members of the Board may do so by writing to:

Name of Director(s) or Board of Directors or Non-Management Directors
c/o General Counsel
FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

Mr. Jon R. Burney, the Company’s General Counsel, will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to the Company’s management. Mr. Burney will summarize all correspondence not forwarded to the applicable addressee and make the correspondence available to the Board for its review at the Board’s request. Mr. Burney will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate. Such communications will be distributed to specific director(s) as directed by the stockholder in the communication or, if addressed generally to the Board of Directors, to specific members of the Board of Directors as may be appropriate. For example, if a communication relates to accounting, internal accounting controls or auditing matters, unless otherwise specified, the communication will be forwarded to the Chairman of the Audit Committee.

Does the Company have a Code of Ethics?

The Company has adopted a Code of Business Conduct and Ethics that is applicable to all employees of the Company, including the principal executive officer, principal financial officer, controller and other persons performing similar functions, as well as the directors. The Code of Business Conduct and Ethics is available in the Investor Relations section of the Company’s Web site at www.ftd.com. A copy may also be obtained upon written request from the Company’s Secretary at FTD Group, Inc., 3113 Woodcreek Drive, Downers Grove, Illinois 60515. The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s chief executive officer, principal financial officer, controller or any director) on its Web site.

EXECUTIVE OFFICERS

The following sets forth certain current information with respect to the executive officers of the Company:

Name	Age	Position(s)
Michael J. Soenen	35	Director, President and Chief Executive Officer
Carrie A. Wolfe	35	Chief Financial Officer
Jon R. Burney	63	Vice President, General Counsel and Secretary
Lawrence W. Johnson	38	Executive Vice President of Mercury Technology
Daniel W. Smith	37	Executive Vice President of FTD.COM
William J. Van Cleave	41	Executive Vice President of Member Services
George T. Kanganis	49	Executive Vice President of Sales

Biographical information for Michael J. Soenen appears under the heading “Proposal 1—Election of Directors—Nominees for Election.”

Carrie A. Wolfe.   Ms. Wolfe rejoined FTD as the Chief Financial Officer in August 2004. Previously, Ms. Wolfe served as the Chief Financial Officer and Treasurer of FTD from March 2002 to April 2004. In November 2004, Ms. Wolfe was appointed Chief Financial Officer of the Company. From November 1999 to March 2002, Ms. Wolfe served as Chief Financial Officer, Vice President-Finance and Accounting and Controller of FTD.COM. Prior to joining FTD in November 1999, she was Director of Finance and Director of Financial Reporting, as well as serving in various other capacities, at Whitman Corporation, from October 1995 to November 1999. From June 1992 to September 1995, Ms. Wolfe worked in the auditing group at Price Waterhouse (now PricewaterhouseCoopers LLP), an independent public accounting firm. Ms. Wolfe received a Bachelor of Science degree in Accounting from the University of Illinois in 1992 and is a Certified Public Accountant.

Jon R. Burney.   Mr. Burney has served as Vice President, General Counsel and Secretary of FTDI and as Secretary of FTD since October 2000. Since June 28, 2002, he has also served as Vice President and General Counsel of FTD as well as Vice President, General Counsel and Secretary of FTD.COM. In November 2004, Mr. Burney was appointed Vice President, General Counsel and Secretary of the Company. Prior to joining FTD, Mr. Burney practiced law with the firm of Burney and Herthneck in Cleveland, Ohio for 18 years and he has been a member of the Ohio State Bar since 1968. Prior to that time, he was Vice President and General Counsel for Apcoa Inc. and counsel for the Apcoa division of ITT. Mr. Burney received a Bachelor of Arts degree from Denison University in 1964 and a Juris Doctor from The Ohio State University College of Law in 1967.

Lawrence W. Johnson.   Mr. Johnson was appointed as the Executive Vice President of Mercury Technology in October 2003. From 1997 to October 2003, Mr. Johnson served as Vice President-Human Resources, the Director of Administration and Tax Manager. Prior to joining FTD in 1997, Mr. Johnson worked as a Tax Manager for Culumber and Scanlan, Ltd., an independent public accounting firm. Mr. Johnson received a Bachelor of Science degree in Accounting from DePaul University in 1989 and is a Certified Public Accountant.

Daniel W. Smith.   Mr. Smith was appointed the Executive Vice President of FTD.COM in October 2002. Since joining the Company in 1998, through October 2002, Mr. Smith has served as the Direct Marketing Manager, the Director of Direct Marketing and the Vice President of Marketing of FTD.COM. Prior to 1998, Mr. Smith worked at the Bradford Exchange in consumer direct and database marketing. He received a Bachelor of Science degree in Marketing from the University of Illinois in 1989.

William J. Van Cleave.   Mr. Van Cleave was appointed as the Executive Vice President of Member Services in March 2002. In addition, he served as Executive Vice President of Mercury Technology from May 2002 to December 2002. From August 1999 through March 2002, Mr. Van Cleave served as Vice President-Marketing of FTD.COM. Prior to joining us in August 1999, he was the Marketing Director of americangreetings.com, the Internet marketing division of American Greetings Corporation, from November 1995 to July 1999. From August 1990 to October 1995, Mr. Van Cleave served in various other capacities at American Greetings Corporation. Mr. Van Cleave received a Bachelor of Science degree from Miami University in 1986 and a Masters of Business Administration from Case Western Reserve University in 1990.

George T. Kanganis.   Mr. Kanganis was appointed as the Executive Vice President of Sales of FTD in December 2002. From October 2000 until December 2002, Mr. Kanganis served as the Vice President of Sales and the Vice President of National Accounts. Prior to joining FTD, Mr. Kanganis served in various sales positions, including the Vice President of National Accounts, for Teleflora LLC from 1989 to September 2000. Mr. Kanganis worked in his family’s New York based flower shop from 1979 to 1989, and prior to that received a Bachelor of Science degree in Business Administration from Manhattan College. Mr. Kanganis currently serves on the Society of American Florists’ National Convention Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report on Executive Compensation and the performance charts included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report or the performance charts by reference therein.

The function of the Compensation Committee is to develop and maintain the Company’s compensation strategies and policies. The Compensation Committee is responsible for monitoring and administering the Company’s compensation and employee benefit plans and reviewing, among other things, base salary levels, incentive awards and bonus awards for officers and key executives, and such other matters as are specifically delegated to the Compensation Committee by applicable law or regulation, or by the Board of Directors from time to time. On February 7, 2005, Mr. Nolan was appointed as a member and Chairman and Messrs. Apatoff and Flynn were appointed as members of the Compensation Committee. The Compensation Committee operates under a charter approved by the Board on February 7, 2005, which is available in the Investor Relations section of the Company’s Web site at www.ftd.com.

The Compensation Committee of the Board of Directors has furnished this report on executive compensation for the fiscal year ended June 30, 2005.

Compensation Philosophy

The general philosophy of the Compensation Committee is to provide executive compensation designed to attract and retain world-class talent in a highly competitive industry while at the same time delivering sustained value to the Company’s stockholders. In furtherance of these goals, the Company’s executive compensation programs are designed to link a meaningful portion of compensation “opportunity” to the performance of the Company and the executive, with an appropriate balance between retention and risk. The Company’s executive compensation programs comprise annual compensation, consisting of salary and bonus awards, and long-term compensation, consisting of stock options and other equity-based compensation. Lastly, the Compensation Committee is committed to the concept of significant ownership of the Common Stock by executive officers.

In making decisions affecting executive compensation, the Compensation Committee reviews the nature and scope of the executive officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals. The Compensation Committee also considers the compensation practices of companies that are of similar size to the Company as well as the compensation practices of companies providing similar services and products as the Company. The Company does not have a policy to predetermine specific compensation relative to the compensation paid by other companies.

There are two primary types of compensation provided to the Company’s executive officers:

•       Annual compensation, which includes base salary intended to provide a stable annual salary at a level consistent with individual contributions, and annual performance bonuses intended to link each officer’s compensation to the Company’s performance as well as the performance of such officer; and

•       Long-term compensation, which includes stock options, restricted stock awards and other equity-based compensation intended to encourage actions to maximize stockholder value.

Base Salary

Pursuant to the Compensation Committee charter, adopted by the Board of Directors in February 2005, the Compensation Committee reviews and approves, on an annual basis, the compensation of all executive officers, directors and other employees of the Company or its subsidiaries with a base salary of at least $150,000.

Incentive Bonus Plan

The Board of Directors has adopted the Incentive Bonus Plan of FTD Group, Inc. (the “Bonus Plan”). Messrs. Soenen, Burney, Smith and Van Cleave and Ms. Wolfe, along with other executive officers, are participants in the Bonus Plan. The Bonus Plan covers approximately 40 key employees and provides additional compensation based on a percentage of the employees’ base salaries in the event that (i) the Company achieves one or more targets based on the Company’s earnings before interest, taxes, depreciation and amortization, deferred compensation, management fees and other non-recurring items and (ii) the individual achieves specified goals. Mr. Soenen received bonuses of $823,643, $22,631 and $155,000 related to the fiscal years ended June 30, 2005, 2004 and 2003, respectively, pursuant to the Bonus Plan. Mr. Burney received bonuses of $166,924, $29,474 and $85,000 related to the fiscal years ended June 30, 2005, 2004 and 2003, respectively, pursuant to the Bonus Plan. Mr. Smith received bonuses of $77,469, $29,220 and $70,000 related to the fiscal years ended June 30, 2005, 2004 and 2003, respectively, pursuant to the Bonus Plan. Mr. Van Cleave received bonuses of $203,325, $34,632 and $80,000 related to the fiscal years ended June 30, 2005, 2004 and 2003, respectively, pursuant to the Bonus Plan. Ms. Wolfe received bonuses of $196,794 and $105,000 related to the fiscal years ended June 30, 2005 and 2003, respectively, pursuant to the Bonus Plan, but did not receive a bonus related to the fiscal year ended June 30, 2004. The Board of Directors may amend or terminate the Bonus Plan at any time in its sole discretion.

Equity-Based Compensation

The Board of Directors has adopted, and our stockholders have approved, our 2005 Amended and Restated Equity Incentive Award Plan (the “2005 Plan”). The 2005 Plan is described below under the heading “Executive Compensation—Equity Incentive Award Plan.”

During fiscal year 2005, the Company granted 2,239,457 options to employees and directors of the Company. The Company’s options granted to employees during the current fiscal year either vest equally each year over an approximate five-year period or vest in full after an approximate seven-year period unless certain performance acceleration targets are met. If the performance targets are met, the options, which vest in full after approximately seven years, will accelerate and vest in one-third installments on June 30, 2005, June 30, 2006 and June 30, 2007. The Company’s options granted to directors during the current fiscal year vest equally in thirds, one-third on the date of grant, one-third on the first anniversary of the date of grant and the remaining one-third on the second anniversary of the date of grant.

Compensation of the Chief Executive Officer

For the fiscal year ended June 30, 2005, Mr. Soenen’s base salary was $500,000 per year. Pursuant to the Bonus Plan, for fiscal year ended June 30, 2006, Mr. Soenen may receive a potential bonus of 200% of his annual salary. In consideration of the Company’s performance and his individual performance for the fiscal year ended June 30, 2005, Mr. Soenen received a bonus of $823,643 related to the fiscal year ended June 30, 2005 pursuant to the Bonus Plan.

Internal Revenue Code Section 162(m)

In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to the Company’s executive officers, including the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the Company and that meets certain other technical requirements. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility.

Conclusion

The Compensation Committee believes that the compensation policies and plans of the Company are generally properly integrated with the Company’s business plan and aligned with the best interests of the Company’s stockholders. The Compensation Committee will continue to review and revise the Company’s compensation policies and plans in light of the Company’s needs, best market practices and legal and regulatory changes.

Compensation Committee of Our Board of Directors

Peter J. Nolan, Chairman
Robert S. Apatoff
Timothy J. Flynn

Compensation Committee Interlocks and Insider Participation

Messrs. Nolan, Apatoff and Flynn became members of the Compensation Committee in February 2005. Since inception, none of them has been an officer or employee of the Company. None of the Company’s executive officers currently serves, or in the past has served, on the board of directors or Compensation Committee (or committee performing equivalent functions) of any other company that has or had one or more executive officers serving on the Company’s Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth information concerning total compensation earned or paid to (i) each individual who served as our Chief Executive Officer during the fiscal year ended June 30, 2005 and (ii) the four other most highly compensated executive officers of the Company who served in such capacities as of June 30, 2005, in each case for services rendered to the Company during each of the past three fiscal years.

					Long-Term
					Compensation
					Awards
					Securities
	Fiscal	Annual Compensation			Underlying		All Other
Name and Principal Position(s)	Year	Salary	Bonus(1)		Options (#)		Compensation
Michael J. Soenen	2005	$500,000	$823,643		925,001	(2)	$8,540	(3)
Director, President and	2004	256,731	272,631	(4)	—		1,427,585	(5)
Chief Executive Officer	2003	322,115	155,000		91,000		8,885	(6)
Jon R. Burney	2005	203,000	166,924		100,000	(7)	4,979	(8)
Vice President, General	2004	202,693	179,474	(9)	—		7,690	(10)
Counsel and Secretary	2003	194,900	85,000		18,000		7,990	(11)
Daniel W. Smith	2005	201,250	77,469		116,668	(12)	2,474	(13)
Executive Vice President of	2004	200,241	179,220	(14)	—		7,501	(15)
FTD.COM	2003	165,769	70,000		16,000		7,084	(16)
William J. Van Cleave	2005	226,600	203,325		183,334	(17)	6,153	(18)
Executive Vice President of	2004	226,346	134,632	(19)	—		8,487	(20)
Member Services	2003	219,231	80,000		39,000		7,631	(21)
Carrie A. Wolfe	2005	205,860	196,794		250,000	(22)	4,385	(23)
Chief Financial Officer	2004	240,485	500,000	(24)	—		718,205	(25)
	2003	223,269	105,000		40,000		9,432	(26)

(1)    Includes cash bonuses paid in the fiscal year following the referenced fiscal year with respect to services rendered in the referenced fiscal year. See “Compensation Committee Report on Executive Compensation—Incentive Bonus Plan.”

(2)    Includes 529,167 options, 20% of which vest on June 30, 2005 and 20% of which vest on the next four anniversaries of June 30, 2005. Also includes 395,834 options which vest in full on June 30, 2011 and are subject to earlier vesting in the event that certain performance targets are met by the Company.

(3)    Represents $1,405 in flexible dollars for use in connection with FTDI’s benefit plan and $7,135 in matching contributions to FTDI’s 401(k) Retirement Savings Plan (the “401(k) Plan”).

(4)    Represents a bonus of $22,631 for the fiscal year ended June 30, 2004 and a bonus of $250,000 related to the 2004 Going Private Transaction (as defined below).

(5)    Represents $1,421,875 in severance payment, $1,758 in flexible dollars for use in connection with FTDI’s benefit plan and $3,952 in matching contributions to the 401(k) Plan.

(6)    Represents $2,260 in flexible dollars for use in connection with FTDI’s benefit plan and $6,625 in matching contributions to the 401(k) Plan.

(7)    Includes 50,000 options, 20% of which vest on June 30, 2005 and 20% of which vest on the next four anniversaries of June 30, 2005. Also includes 50,000 options which vest in full on June 30, 2011 and are subject to earlier vesting in the event that certain performance targets are met by the Company.

(8)    Represents $1,700 in flexible dollars for use in connection with FTDI’s benefit plan and $3,279 in matching contributions to the 401(k) Plan.

(9)    Represents a bonus of $29,474 for the fiscal year ended June 30, 2004 and a bonus of $150,000 related to the 2004 Going Private Transaction.

(10)  Represents $2,495 in flexible dollars for use in connection with FTDI’s benefit plan and $5,195 in matching contributions to the 401(k) Plan.

(11)  Represents $2,391 in flexible dollars for use in connection with FTDI’s benefit plan and $5,599 in matching contributions to the 401(k) Plan.

(12)  Includes 58,334 options, 20% of which vest on June 30, 2005 and 20% of which vest on the next four anniversaries of June 30, 2005. Also includes 58,334 options which vest in full on June 30, 2011 and are subject to earlier vesting in the event that certain performance targets are met by the Company.

(13)  Represents $1,700 in flexible dollars for use in connection with FTDI’s benefit plan and $774 in matching contributions to the 401(k) Plan.

(14)  Represents a bonus of $29,220 for the fiscal year ended June 30, 2004 and a bonus of $150,000 related to the 2004 Going Private Transaction.

(15)  Represents $2,495 in flexible dollars for use in connection with FTDI’s benefit plan and $5,006 in matching contributions to the 401(k) Plan.

(16)  Represents $2,069 in flexible dollars for use in connection with FTDI’s benefit plan and $5,015 in matching contributions to the 401(k) Plan.

(17)  Includes 91,667 options, 20% of which vest on June 30, 2005 and 20% of which vest on the next four anniversaries of June 30, 2005. Also includes 91,667 options which vest in full on June 30, 2011 and are subject to earlier vesting in the event that certain performance targets are met by the Company.

(18)  Represents $1,440 in flexible dollars for use in connection with FTDI’s benefit plan and $4,713 in matching contributions to the 401(k) Plan.

(19)  Represents a bonus of $34,632 for the fiscal year ended June 30, 2004 and a bonus of $100,000 related to the 2004 Going Private Transaction.

(20)  Represents $2,305 in flexible dollars for use in connection with FTDI’s benefit plan and $6,182 in matching contributions to the 401(k) Plan.

(21)  Represents $2,093 in flexible dollars for use in connection with FTDI’s benefit plan and $5,538 in matching contributions to the 401(k) Plan.

(22)  Includes 125,000 options, 20% of which vest on June 30, 2005 and 20% of which vest on the next four anniversaries of June 30, 2005. Also includes 125,000 options which vest in full on June 30, 2011 and are subject to earlier vesting in the event that certain performance targets are met by the Company.

(23)  Represents matching contributions to the 401(k) Plan.

(24)  Represents a bonus related to the 2004 Going Private Transaction.

(25)  Represents $712,500 in severance payment, $484 in flexible dollars for use in connection with FTDI’s benefit plan and $5,221 in matching contributions to the 401(k) Plan.

(26)  Represents $565 in flexible dollars for use in connection with FTDI’s benefit plan and $8,867 in matching contributions to the 401(k) Plan.

Option Grants in Last Fiscal Year

The following table shows all grants of stock options made to the individuals named above in the Summary Compensation Table during the fiscal year ended June 30, 2005. No stock appreciation rights were granted to such individuals during the fiscal year ended June 30, 2005.

		Individual Grants
	Number of	% of Total			Potential Realizable Value
	Securities	Options			at Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation
	Options	Employees in	Price	Expiration	for Option Term(a)
Name	Granted(b)	Fiscal Year	($/Share)	Date	5%	10%
Michael J. Soenen	925,001	41.3%	$3.00	9/30/2014	$1,745,184	$4,422,640
Jon R. Burney	100,000	4.5	3.00	9/30/2014	188,668	478,123
Daniel W. Smith	116,668	5.2	3.00	9/30/2014	220,116	557,816
William J. Van Cleave	183,334	8.2	3.00	9/30/2014	345,893	876,562
Carrie A. Wolfe	250,000	11.2	3.00	9/30/2014	471,671	1,195,307

(a)           Potential realizable value is net of exercise price, but before deduction of taxes associated with exercise. A 0% gain in stock price will result in zero dollars for the optionee. The dollar amounts indicated in these columns are the result of calculations assuming growth rates required by the SEC. These growth rates are not intended to forecast future appreciation, if any, in the price of the Common Stock.

(b)          Subject to the optionee’s continued employment with us, 50% of these options, or 529,167 in the case of Mr. Soenen, will become vested and exercisable with respect to 20% on June 30, 2005 and the four subsequent anniversaries of June 30, 2005 (until the option becomes fully vested and exercisable with respect to all shares covered thereby on June 30, 2009). The remaining options will become vested and exercisable on June 30, 2011 unless certain performance targets are met. If the performance targets are met, one-third of the remaining options will vest on each of June 30, 2005, June 30, 2006 and June 30, 2007.

Option Exercises and Fiscal Year-End Values

The following table shows information about unexercised options to purchase the Common Stock as of June 30, 2005 and the value realized upon the exercise of options in the fiscal year ended June 30, 2005 by the individuals named in the Summary Compensation Table. No stock appreciation rights were exercised by such individuals in the fiscal year ended June 30, 2005 or held by such individuals as of June 30, 2005.

	Number of Shares Acquired on		Number of Securities Underlying Unexercised Options Held at June 30, 2005		Value of Unexercised In-The-Money Options Held at June 30, 2005(a)
	Exercise in 2005	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Soenen	—	—	237,779	687,222	$1,985,455	$5,738,304
Jon R. Burney	—	—	26,667	73,333	222,669	612,331
Daniel W. Smith	—	—	31,112	85,556	259,785	714,393
William J. Van Cleave	—	—	48,890	134,444	408,232	1,122,607
Carrie A. Wolfe	—	—	66,667	183,333	556,669	1,530,831

(a)    Options were “in-the-money” as of June 30, 2005 if the market value of the Common Stock on that date exceeded the exercise price of the options. The amounts set forth represent the difference between the closing price of the Common Stock on the NYSE on June 30, 2005 ($11.35) and the exercise price payable for those shares.

Long-Term Incentive Plan—Awards in Last Fiscal Year

No long-term incentive awards were granted to the Company’s named executive officers during the fiscal year ended June 30, 2005.

Employment Agreements

Pursuant to employment agreements between FTDI and each of Messrs. Jon R. Burney, Daniel W. Smith and William J. Van Cleave, each dated as of May 20, 2003, and amended as of October 5, 2003 and February 24, 2004, each executive has agreed to serve as an officer of FTDI or in a substantially similar position with any entity that acquires FTDI through May 31, 2004, with the term of each agreement renewing automatically for one year periods thereafter unless terminated as provided in the agreement prior to the end of the term. None of these agreements has been terminated. Each executive has agreed to the following minimum base salaries or such greater amount as determined by the Board of Directors or the Compensation Committee plus a performance bonus as set by the Board of Directors or the Compensation Committee: Mr. Burney, $195,000; Mr. Smith, $175,000; and Mr. Van Cleave, $220,000. The employment agreements also provide that each executive is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by each executive for or on the Company’s behalf and additional employment-related benefits that are made available from time to time to the Company’s employees who are at comparable levels to each executive. In addition, each executive’s employment agreement provides that if:

•       FTDI fails to renew his or her employment agreement at the end of its term;

•       FTDI terminates the executive’s employment without cause (other than during a change of control period); or

•       the executive resigns following his or her assignment to a position that represents a material diminution in his or her operating responsibilities (other than during a change of control period);

then the executive is entitled to receive certain termination benefits, which include the continuation of his or her most recent base salary for one year from the effective date of any such termination and any pro rata bonus to which the executive may be entitled pursuant to the agreement.

In addition, each employment agreement provides that the executive is entitled to receive certain severance benefits upon a change of control if, during the two years following a change of control, his or her employment is terminated or not renewed (other than for cause, death or permanent disability) or he or she resigns because:

•       FTDI fails to elect or re-elect or otherwise to maintain the executive in the office or the position, or a substantially equivalent office or position, which he or she held immediately prior to the change of control;

•       there is (i) a material adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position that the executive held immediately prior to a change of control (except for changes resulting from the Company ceasing to be a public company or the executive no longer having the duties held by an officer of a public company); (ii) a reduction in the executive’s base salary or a material modification in the scope of his or her right to participate in any bonus program offered to similarly-situated employees as in effect immediately prior to a change of control; or (iii) the termination, denial or reduction in scope or value of the executive’s rights to certain additional employment-related benefits at least as great in the aggregate as those payable immediately prior to a change of control;

•       a change in the scope of the business or other activities for which the executive is responsible, which has rendered him or her unable to carry out any material portion of the duties attached to his or her position immediately prior to a change of control (except for changes resulting from the Company ceasing to be a public company or the executive no longer having the duties held by an officer of a public company;

•       FTDI’s liquidation, dissolution, merger, consolidation or reorganization or transfer of all or substantially all of FTDI’s business and/or assets; or

•       the executive is required to have his or her principal location of work changed to any location that is more than 50 miles from his or her current principal location of work immediately prior to a change of control.

These benefits include, among other things, a lump sum payment equal to the sum of (i) his or her base salary for two years at the highest rate during the three years prior to termination, (ii) two times his or her target performance bonus for the fiscal year in which the change of control or termination occurs, whichever is higher, and (iii) any pro rata performance bonus to which he or she may be entitled for the fiscal year in which the change of control or termination occurs, whichever is higher. For two years after the date of termination, each executive is entitled to certain health benefits, life insurance and disability insurance and reasonable and customary executive outplacement services not to exceed $20,000.

A “change of control” is defined in each executive’s employment agreement to include:

•       the acquisition by any person of more than 50% of FTDI’s voting stock or the voting stock of FTD;

•       a change in a majority of FTDI’s directors or the directors of FTD;

•       the consummation of a reorganization, merger or consolidation or sale of all or substantially all of FTDI’s assets or the assets of FTD; or

•       the approval by FTDI’s stockholders or the stockholders of FTD of a complete liquidation or dissolution of FTDI or FTD.

Each executive’s employment agreement also provides that any of the executive’s outstanding stock options or restricted stock awards will become immediately exercisable or vest in full, as the case may be, upon a change of control.

Under the terms of a confidentiality and non-competition agreement between FTDI and each of the executives, the executives have agreed not to engage in any business activity if such activity constitutes the sale or provision of floral products or services that are similar to, or competitive with, floral products or services then being sold or provided by FTDI or any of its subsidiaries or affiliated companies, while the executive is employed by FTDI and for a period of one year thereafter. In addition, under the agreement, each executive has agreed to certain provisions regarding the non-disclosure of confidential information and non-solicitation of employees of FTDI.

Other than Messrs. Burney, Smith and Van Cleave, none of the Company’s named executive officers are party to employment agreements with the Company.

Equity Incentive Award Plan

2005 Plan.   The Board of Directors has adopted, and the Company’s stockholders have approved, the 2005 Plan. The 2005 Plan amended and restated the Company’s Stock Option Plan originally adopted on September 30, 2004 (the “Original Plan”). The principal purpose of the 2005 Plan is to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards. The 2005 Plan provides for a variety of such awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended), stock appreciation rights, restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalents, performance share awards, performance stock unit awards, stock payment awards, performance-based awards and other stock-based awards. A total of 4,592,778 shares of Common Stock are reserved for issuance under the 2005 Plan, which may be used for any of the types of awards permitted under the 2005 Plan. The maximum number of shares of Common Stock with respect to one or more awards that may be granted to any one participant during a one-year period (measured from the date of any grant) shall be 1,500,000. The 2005 Plan does not apply to stock options that were granted under the Original Plan prior to the effective date of the 2005 Plan, which continue to be subject to the terms and conditions of the Original Plan.

Administration.   The 2005 Plan is administered by the Board of Directors, unless and until the Board of Directors delegates administration to the Compensation Committee. However, the Board of Directors may not delegate to the Compensation Committee or otherwise, the power, among other things, to grant stock awards to independent directors. The Board of Directors, or the Compensation Committee if so empowered, has the power to interpret the 2005 Plan and to adopt such rules for the administration, interpretation and application of the 2005 Plan according to its terms. To the extent permitted by applicable law, the Board of Directors or the Compensation Committee may also delegate to one or more members of the Board of Directors or one or more of our officers the power, among other things, to designate which of our non-officer employees shall receive stock awards, and the number of shares of the Common Stock that will be subject to each award, subject to a maximum aggregate number of shares specified by the Board of Directors or the Compensation Committee at the time the delegation to the director(s) or officer(s) is made.

Grant of Awards.   Certain employees, consultants and directors are eligible to be granted awards under the 2005 Plan. The Board of Directors, or the Compensation Committee if so empowered, determines:

•       which employees, consultants, and directors are to be granted awards;

•       the type of award that is granted;

•       the number of shares subject to the awards; and

•       the terms and conditions of the awards, consistent with the 2005 Plan.

Limitation on Incentive Stock Option Treatment.   Only the Company’s employees may be granted incentive stock options. Even if an option is designated as an incentive stock option, no option will qualify as an incentive stock option if the aggregate fair market value of the Common Stock (as determined as of the date of grant) with respect to all of a holder’s incentive stock options exercisable for the first time during any calendar year exceeds $100,000. Any option failing to qualify as an incentive stock option will be deemed to be a non-qualified stock option.

Stock Option Exercise Prices.   The Board of Directors, or the Compensation Committee if so empowered, shall set the per share exercise price of stock options granted under the 2005 Plan, provided, that the per share option exercise price shall in no case be less than 100% of the fair market value of shares of the Common Stock on the grant date and, with respect to an incentive stock option granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of the Company’s capital stock, shall not be less than 110% of the fair market value of shares of the Common Stock on the grant date.

Expiration of Stock Options.   The term of an option is set by the Board of Directors, or the Compensation Committee if so empowered, subject to the following conditions: (i) no option term shall be longer than ten years from the date of grant; and (ii) the option term for an incentive stock option granted to a person owning more than 10% of the total combined voting power of all classes of the Company’s capital stock shall not exceed five years from the date of grant.

Other Equity Awards.   In addition to stock options, the Board of Directors, or the Compensation Committee if so empowered, may also grant to certain employees, consultants and directors stock appreciation rights, shares of restricted stock, restricted stock units, dividend equivalents, performance share awards, performance stock unit awards, stock payment awards, deferred stock awards, performance-based awards, or other stock-based awards, with such terms and conditions as the Board of Directors (or, if applicable, the Compensation Committee) may, subject to the terms of the 2005 Plan, establish. Such awards may be settled in cash, stock or a combination thereof. Under the 2005 Plan, performance share awards, performance stock unit awards and performance-based stock awards are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and its underlying regulations, in order to allow these awards, when payable, to be fully tax deductible by the Company.

Adjustments of Awards.   If the Board of Directors, or the Compensation Committee if so empowered, determines that a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the stock or the share price of the stock affects the Common Stock in a manner that causes dilution or enlargement of benefits or potential benefits under the 2005 Plan, then the Board of Directors (or the Compensation Committee, if applicable) may appropriately and equitably adjust:

•       the aggregate number of, and kind of, shares of the Common Stock subject to the 2005 Plan;

•       the number of, and kind of, shares of the Common Stock subject to the outstanding awards;

•       the price per share of the Common Stock upon exercise of outstanding options; and

•       the financial or other performance targets specified in each option agreement for determining the exercisability of options.

In such a case, the Board of Directors, or the Compensation Committee if so empowered, may, subject to the terms of the 2005 Plan, take the following actions:

•       provide for either termination of any award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the holder’s rights or the replacement of an award with other rights or property;

•       provide that an award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

•       provide that an award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the 2005 Plan or the applicable award agreement; and

•       provide that the award cannot vest, be exercised or become payable after such an event.

The Compensation Committee (or the Board of Directors, in the case of options granted to independent directors) may, in its sole discretion, include such further provisions and limitations in any award agreement as it may deem equitable and in our best interests.

Amendment and Termination.   The Board of Directors or the Compensation Committee (with board approval) may amend, suspend and terminate the 2005 Plan anytime from time to time. However, the Company must generally obtain approval of our stockholders: (i) to increase the number of shares available under the 2005 Plan; (ii) to grant options with an exercise price that is below 100% of the fair market value of shares of the Common Stock on the grant date; (iii) to extend the exercise period for an option beyond ten years from the date of grant; (iv) to take any action that results in a material increase in benefits or a change in eligibility requirements; or (v) to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule).

Notwithstanding anything in the 2005 Plan to the contrary, absent approval of the Company’s stockholders, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price of such option on the grant date and no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price. No termination, amendment, or modification of the 2005 Plan shall adversely affect in any material way any previously granted award without the participant’s prior written consent.

Effective and Expiration Date.   The 2005 Plan was effective as of February 7, 2005, the date it was approved by the Company’s stockholders. The 2005 Plan will expire on, and no option or other award may be granted pursuant to the 2005 Plan after, the earlier of the tenth anniversary of (i) the date it is approved by the Company’s stockholders or (ii) the date it is approved by the Board of Directors. Any awards that are outstanding on the tenth anniversary of the date the 2005 Plan is approved by the Company’s stockholders shall remain in force according to the terms of the 2005 Plan and the applicable award agreement.

Incentive Bonus Plan

The Bonus Plan is described above under the heading “Compensation Committee Report on Executive Compensation.”

401(k) Plan

The Company sponsors a 401(k) savings plan for all of its eligible employees. All eligible employees may contribute between 1% and 75% of their gross annual salary up to $14,000 annually for calendar year 2005, on a pre-tax basis. As of January 1, 2005, the Company matches an amount equal to 25% of each participant’s pre-tax contribution up to 6% of the participant’s compensation. Prior to January 1, 2005, the Company matched an amount equal to 50% of each participant’s pre-tax contribution up to 6% of the participant’s compensation. Company contributions to the 401(k) plan for the year ended June 30, 2005, for the period from February 24, 2004 through June 30, 2004, the period from July 1, 2003 through February 23, 2004, and for the year ended June 30, 2003 were $346,000, $181,000, $289,000 and $407,000, respectively.

EQUITY COMPENSATION PLAN INFORMATION
AS OF JUNE 30, 2005

(C)
		(B)	Number of Securities
	(A)	Weighted-Average	Remaining Available for Future
	Number of Securities to Be	Exercise Price of	Issuance Under Equity
	Issued Upon Exercise of	Outstanding	Compensation Plans
	Outstanding Options, Warrants	Options, Warrants	(Excluding Securities Reflected
Plan Category	and Rights	and Rights	in Column (A))
Equity compensation plans approved by security holders	2,209,455	$3.58	2,383,323
Equity compensation Plans not approved by security holders	—	—	—
Total	2,209,455	$3.58	2,383,323

STOCKHOLDER RETURN COMPARISON

The following performance chart and table provide a comparison of cumulative total stockholder return for the period from February 9, 2005 (the date upon which the Common Stock began publicly trading) through June 30, 2005, for an investment in the Company, the Russell 2000 Index and a peer group, which consists of 1-800-Flowers.com and Provide Commerce, Inc. (the “Peer Group”). The chart and table assume an investment of $100.00 in each of the Company and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the Company, the Russell 2000 Index and the Peer Group were provided to the Company by Research Data Group, Inc. The data shown is based on the closing share prices or index values, as applicable, at the end of the last day of each month shown (except for the initial date, February 9, 2005).

Comparison of Cumulative Total Return*
Among FTD Group, Inc., the Russell 2000 Index
and the Peer Group

*$100 invested on 2/9/05 in stock or index—
including reinvestment of dividends.
Fiscal year ending June 30.

Comparison of Cumulative Total Return Among FTD Group, Inc.,
the Russell 2000 Index and the Peer Group

	2/9/05	2/05	3/05	4/05	5/05	6/05
FTD GROUP, INC.	100.00	99.19	89.12	78.68	78.68	83.46
RUSSELL 2000	100.00	101.39	98.49	92.85	98.92	102.74
PEER GROUP	100.00	90.30	91.03	65.22	79.09	74.51

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2004 Going Private Transaction

FTD Group, Inc. (the “Company”) was formed in 2003 by Green Equity Investors IV, L.P. (“Green Equity Investors”), a private investment fund affiliated with Leonard Green & Partners, L.P., solely for the purpose of acquiring majority ownership of FTD, Inc. (“FTD”). Prior to February 24, 2004, FTD was a public company listed on the Nasdaq National Market. On February 24, 2004, the Company completed a going private transaction, in which Nectar Merger Corporation, which was a wholly owned subsidiary of the Company, merged with and into FTD with FTD continuing as the surviving corporation (the “2004 Going Private Transaction”).

The aggregate consideration for the 2004 Going Private Transaction was approximately $422.0 million, with each public FTD stockholder receiving cash for each share of FTD common stock owned.  An aggregate of approximately $7.3 million of such consideration was received by then current executive officers of FTD.

The 2004 Going Private Transaction was financed by a $72.2 million investment in the Company’s 14% Senior Redeemable Exchangeable Cumulative Preferred Stock, a $72.2 million investment in the Company’s 12% Junior Redeemable Exchangeable Cumulative Preferred Stock and a $36.6 million investment in the Common Stock, in each case made by Green Equity Investors IV, L.P., and an affiliate of Green Equity Investors IV, L.P.; a $0.5 million investment in the Company’s 14% Senior Redeemable Exchangeable Cumulative Preferred Stock, a $0.5 million investment in the Company’s 12% Junior Redeemable Exchangeable Cumulative Preferred Stock and a $3.4 million investment in the Common Stock, in each case made by certain members of the Company’s management (of which $0.9 million was in the form of an exchange of a portion of management’s ownership in FTD’s common stock); the issuance by FTD of $175.0 million of its 7.75% Senior Subordinated Notes due 2014; and $85.0 million of borrowings under FTD’s senior credit facility.

Prior to the IPO (as defined below), all of the Company’s 14% Senior Redeemable Exchangeable Cumulative Preferred Stock and 12% Junior Redeemable Exchangeable Cumulative Preferred Stock were held by Green Equity Investors IV, L.P. and its affiliate.  The Company used the net proceeds of the IPO to repurchase all of the 14% Senior Redeemable Exchangeable Cumulative Preferred Stock and 12% Junior Redeemable Exchangeable Cumulative Preferred Stock at prices of 114% and 112% of the applicable liquidation preference, respectively, for an aggregate payment to Green Equity Investors IV, L.P. and its affiliate of $186.8 million (93% of the total proceeds).  The Company repurchased approximately 22,995 shares of the Company’s 14% Senior Redeemable Exchangeable Cumulative Preferred Stock upon the closing of the IPO (for aggregate consideration of $30 million) and the balance of such shares and all of the Company’s 12% Junior Redeemable Exchangeable Cumulative Preferred Stock on February 25, 2005.

Agreements Related to the 2004 Going Private Transaction

The following is a summary description of material terms of certain agreements that were entered into in connection with the 2004 Going Private Transaction.

Equity Ownership in the Company

As a condition to the 2004 Going Private Transaction, certain members of the then current senior management of FTD, Robert Norton, Jon Burney, Ann Hofferberth, Larry Johnson, George Kanganis, Timothy Meline, Dan Smith, William Van Cleave and Carrie Wolfe (the “initial management investors”) were obligated to invest at least $4.0 million in the aggregate in the equity of the Company. The initial management investors invested approximately $4.4 million in the equity of the Company to satisfy this condition. The investments took the form of an exchange of common stock of FTD for shares of the Common Stock, or a cash investment by such initial management investors for shares of the Common Stock or a combination of the foregoing.  On July 12, 2004, Green Equity Investors IV, L.P. purchased all of the equity of the Company owned by Mr. Norton, consisting of 1,004,667 shares of the Common Stock, for a purchase price of $3,014,000, representing a purchase price of $3.00 per share, 493 shares of the Company’s senior preferred stock, for a purchase price of $493,000, representing a purchase price of $1,000 per share, and 493 shares of the Company’s junior preferred stock, for a purchase price of $493,000, representing a purchase price of $1,000 per share, in accordance with the stockholders’ agreement.  On July 7, 2004, Green Equity Investors IV, L.P. purchased all of the equity of the Company owned by Ann M. Hofferberth, consisting of 33,334 shares of the Common Stock, and Carrie A. Wolfe, consisting of 33,334 shares of the Common Stock, each for an aggregate purchase price of $100,000, representing a purchase price of $3.00 per share, in accordance with the stockholders’ agreement.  On September 30, 2004, the Company sold 275,559 shares of Common Stock to certain members of FTD’s management for cash consideration of $826,667, including 158,334 shares purchased by Michael J. Soenen and 50,000 shares purchased by Carrie A. Wolfe.  All of such shares were sold at a price of $3.00 per share, representing the price Green Equity Investors IV, L.P. paid for all of its shares of the Common Stock. In connection with such senior management’s investment, the Company, Green Equity Investors IV, L.P., an affiliate of Green Equity Investors IV, L.P. and such members of senior management entered into an amended and restated stockholders’ agreement that contains provisions substantially similar to the provisions of the stockholders’ agreement described immediately below.

Stockholders’ Agreement

In connection with the initial management investors’ investment in the equity of the Company, Green Equity Investors IV, L.P., the Company and the initial management investors entered into a stockholders’ agreement. All of the Company’s other stockholders as of immediately prior to the IPO subsequently became parties to the stockholders’ agreement in connection with their investments pursuant to an amendment and restatement of the agreement.  Pursuant to the stockholders’ agreement, Green Equity Investors IV, L.P. has demand and piggy-back registration rights in certain circumstances. The management investors also have piggy-back registration rights in certain circumstances.

Management Services Agreement

Upon the consummation of the 2004 Going Private Transaction, FTD entered into a management services agreement among FTD, certain of FTD’s subsidiaries and Leonard Green & Partners, L.P., pursuant to which Leonard Green & Partners, L.P. agreed to provide management, consulting and financial planning services on an ongoing basis to FTD and certain of FTD’s subsidiaries, including, without limitation, in connection with major transactions. The management services agreement had a ten-year term that extended automatically on each anniversary of the agreement for one additional year unless either party gave prior notice that the term would not be extended. In addition, the management services agreement provided for the payment to Leonard Green & Partners, L.P. of customary fees for services provided in connection with major transactions, reimbursement of reasonable out-of-pocket expenses and a fee of $7.0 million in connection with the 2004 Going Private Transaction.  The $7.0 million fee was paid at the consummation of the 2004 Going Private Transaction.  In connection with the IPO (as defined below), the management services agreement with Leonard Green & Partners, L.P. was terminated in consideration of a lump sum payment to Leonard Green & Partners, L.P. of $12.5 million.

Voting Agreements

In connection with the 2004 Going Private Transaction agreement, each of certain parties related to groups of investment funds affiliated with each of Perry Acquisition Partners, L.P., Bain Capital and Fleet

Growth Resources, Inc. entered into separate voting agreements with the Company. Under these voting agreements, each of the funds agreed, subject to certain exceptions, to vote the shares of common stock of FTD that they owned or controlled in favor of adoption of the 2004 Going Private Transaction agreement and the transactions contemplated by the 2004 Going Private Transaction agreement, and any actions required in furtherance of the 2004 Going Private Transaction, and against any alternative transaction.

Purchases of Common Stock in the IPO

On November 23, 2004, the Company filed a registration statement with the SEC on Form S-1, relating to an initial public offering of the Common Stock (the “IPO”). The registration statement was declared effective by the SEC on February 8, 2005. In the IPO, Green Equity Investors IV, L.P. and an affiliate purchased an aggregate of 2,307,693 shares of the Common Stock at the initial public offering price of $13.00 per share.

Benefits Received by Michael J. Soenen

In connection with the 2004 Going Private Transaction, FTD’s then President and Chief Operating Officer, Michael J. Soenen, received a bonus of $250,000. Upon his resignation in February 2004, Mr. Soenen received a severance payment of $1,421,875. Mr. Soenen was rehired in May 2004, and currently is paid an annual salary of $500,000 with a potential bonus of 200% of his annual salary, effective for fiscal year 2006. On September 30, 2004, the Company granted a total of 925,001 options to purchase shares of Common Stock to Mr. Soenen.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing made by the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee of the Board of the Company was composed of three directors as of June 30, 2005. Mr. Aron was appointed as a member and as Chairman of the Audit Committee on April 19, 2005. Messrs. Baumer and Nark were appointed as members of the Audit Committee on February 7, 2005. From February 7, 2005 until April 19, 2005, Mr. Baumer served as the Chairman and Mr. Flynn (who was replaced by Mr. Aron) served as a member of the Audit Committee. Messrs. Nark and Aron satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act, the NYSE listing standards and the Company’s Corporate Governance Guidelines. The Audit Committee operates under a charter approved by the Board on February 7, 2005, which is attached as Annex I to this Proxy Statement and is posted on the Company’s Web site.

As more fully described in its charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and internal control over financial reporting. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for (i) performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and for expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States, and (ii) performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) to obtain reasonable assurance that management’s assessment that the Company maintained effective internal control over financial reporting, is fairly stated, in all material respects and to obtain reasonable assurance that the Company maintained effective internal control over financial reporting, in all material respects, which will be required as of June 30, 2006. The internal auditor is responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine from time to time.

The Audit Committee of the Company hereby reports as follows:

1.      The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.      The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90 (Audit Committee Communications).

3.      The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Ernst & Young LLP their independence and considered whether the provision of non-audit services is compatible with maintaining Ernst & Young LLP’s independence.

4.      Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

Audit Committee of Our Board of Directors

Adam M. Aron, Chairman
John M. Baumer
Ted C. Nark

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The aggregate fees to the Company for each of the last two fiscal years for professional services rendered by the Company’s principal accounting firm, Ernst & Young LLP, as of and for the fiscal years ended June 30, 2005 and 2004, respectively, are set forth in the table below. All such fees were approved, or pre-approved as the case may be, by our Audit Committee as discussed under the heading “Pre-Approval Policies and Procedures” below.

	2005	2004
Audit Fees(1)	$653,500	$766,200
Audit-Related Fees(2)	44,000	18,700
Tax Fees(3)	68,750	58,285
Total	$766,250	$843,185

(1)          Audit fees represent the aggregate fees incurred for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports, and services in connection with statutory and regulatory filings engagements for those fiscal years.

(2)          Audit-related fees represent the aggregate fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees,” including fees associated with Ernst & Young LLP’s preliminary work toward the fiscal 2006 assessment of the Company’s internal control over financial reporting.

(3)          Tax fees represent the aggregate fees billed for professional services for tax compliance, tax advice and tax planning.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has a policy that, as of February 7, 2005, requires the pre-approval of audit and non-audit services rendered by the independent registered public accounting firm. Audit Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also is not required if such services fall within available exceptions established by the SEC.

*      *      *

It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

By Order of the Board of Directors,

JON R. BURNEY
Secretary

Dated:  October 12, 2005
Downers Grove, Illinois

THE PROPOSALS

PROPOSAL 1.
ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

Directors serve one-year terms and are elected annually. The current term of office of all of the Company’s directors expires at the Annual Meeting. The Board proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to be named and to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. The following information is supplied about the nominees for election as directors of the Company:

PETER J. NOLAN Director and Chairman of the Board of Directors since 2004 Age: 47

Mr. Nolan has served as a director since the consummation of the 2004 Going Private Transaction in February 2004 and was named Chairman in November 2004. Mr. Nolan is a Managing Partner of Leonard Green & Partners, L.P. Mr. Nolan is a Manager of GEI Capital IV, LLC, an affiliate of Leonard Green & Partners, L.P. Prior to joining Leonard Green & Partners, L.P., Mr. Nolan was a Managing Director and Co-Head of Donaldson, Lufkin & Jenrette’s Los Angeles Investment Banking Division, which he joined in 1990. Prior to 1990, Mr. Nolan was a First Vice President in corporate finance at Drexel Burnham Lambert from 1986 to 1990, and a Vice President at Prudential Securities, Inc. from 1982 to 1986. Mr. Nolan presently serves on the Board of Directors of AsianMedia Group LLC, Rand McNally & Company, Werner Holding Co., Inc. and Activision, Inc. and has served as a director of the Company since its formation. Mr. Nolan is a Trustee of Cornell University where he received a Bachelor of Science and an M.B.A. from the Johnson Graduate School of Management at Cornell University.

ROBERT S. APATOFF Director since 2004 Age: 47

Mr. Apatoff has served as a director of the Company since May 2004. Mr. Apatoff has been President and Chief Executive Officer of Rand McNally & Company since July 2003. From 1999 to 2003, he was Senior Vice President and Chief Marketing Officer of Allstate Insurance Company and a member of Allstate’s senior management team. Prior to Allstate, Mr. Apatoff held senior marketing positions at Aetna, Anheuser-Busch, L.A. Gear, Inc. and Reebok International, Ltd. Mr. Apatoff received a B.A. in Communications from DePauw University.

ADAM M. ARON Director since 2005 Age: 51

Mr. Aron has served as a director of the Company since April 2005. Mr. Aron has served as Chairman of Vail Resorts, Inc. since July 1996. Prior to joining Vail Resorts, Mr. Aron was the President and CEO of Norwegian Cruise Lines Ltd. from 1993 to 1996. From 1990 to 1993, he held the position of SVP of Marketing for United Airlines and from 1987 to 1990, he was SVP of Marketing for Hyatt Hotels Corporation. Mr. Aron is also the Director of Nextel Partners, Inc. and Rewards Network, Inc. and serves on the boards. of several non-profit and community organizations, as well as on the Vail Resorts Board. Mr. Aron is a member of the Council on Foreign Relations, Business Executives for National Security, the Travel Business Roundtable and the Young Presidents’ Organization. In 2000, he was appointed by the U.S. Secretary of Agriculture to serve on the Board of the National Forest Foundation.

JOHN M. BAUMER Director since 2004 Age: 38

Mr. Baumer has served as a director since the consummation of the 2004 Going Private Transaction in February 2004. Mr. Baumer has been a partner of Leonard Green & Partners, L.P. since January 2001. Prior to becoming a partner, Mr. Baumer had been a Vice President at Leonard Green & Partners, L.P. since May 1999. Mr. Baumer is a member of GEI Capital IV, LLC, an affiliate of Leonard Green & Partners, L.P. Prior to joining Leonard Green & Partners, L.P., Mr. Baumer was a vice president in the corporate finance division of Donaldson, Lufkin & Jenrette in Los Angeles since 1999 and an associate at Donaldson, Lufkin & Jenrette since 1995. Mr. Baumer presently serves on the Board of Directors of Intercontinental Art, Inc., Leslie’s Poolmart, Inc., VCA Antech, Inc. and Rand McNally & Company and has served as director of the Company since its formation. Mr. Baumer received a Bachelor of Business Administration from the University of Notre Dame and an M.B.A. from the Wharton School at the University of Pennsylvania.

TIMOTHY J. FLYNN Director since 2004 Age: 33

Mr. Flynn has served as a director since the consummation of the 2004 Going Private Transaction in February 2004. Mr. Flynn has been a partner of Leonard Green & Partners, L.P. since January 2005. Prior to becoming a partner, Mr. Flynn had been a Vice President of Leonard Green & Partners, L.P. from March 2003. Prior to joining Leonard Green & Partners, L.P., Mr. Flynn was a Director in the Investment Banking Division of Credit Suisse First Boston in Los Angeles, which he joined in 2000 following Credit Suisse First Boston’s acquisition of Donaldson, Lufkin & Jenrette. Prior to the acquisition, Mr. Flynn worked in the Investment Banking Division of Donaldson, Lufkin & Jenrette from 1996. From 1994 to 1996, Mr. Flynn worked in the Mergers and Acquisitions group at Paine Webber Incorporated. Mr. Flynn earned a dual Bachelor of Arts degree from Brown University.

TED C. NARK Director since 2005 Age: 47

Mr. Nark has served as a director since February 2005. Mr. Nark has been the Chief Executive Officer of White Cap Industries, Inc., a former Leonard Green & Partners, L.P. portfolio company, since April 2002. From 1998 until 2002, Mr. Nark was the Chief Executive Officer and Managing Director of Corporate Express Australia, a publicly traded, business-to-business office products distribution company in Australia. From 1992 until 1998, Mr. Nark worked for Corporate Express, Inc., as Northwest Division President (from 1992 until 1995) and then as Group President (from 1995 until 1998). Mr. Nark presently serves on the Board of Directors of Gaiam, Inc. and Leslie’s Poolmart, Inc.

MICHAEL J. SOENEN Director since 2004 Age: 35

Mr. Soenen has served as the President and Chief Executive Officer and a Director of FTD, and has served as a Director and Chief Executive Officer of the Company, since May 2004, and was appointed President of the Company in November 2004. Previously, Mr. Soenen served as the President and Chief Operating Officer of FTD and FTDI from October 2002 to February 2004 and a director of FTD from November 2002 to February 2004. From May 1999 until October 2002, Mr. Soenen served as the President and Chief Executive officer of FTD.COM. From January 1997 through May 1999, he served as Vice President-Marketing of FTD and Director of Sales Promotion for FTD. Mr. Soenen was an associate at Perry Corp. from August 1996 to December 1996. From July 1993 to July 1996, Mr. Soenen worked for Salomon Brothers Inc., an investment banking firm. Mr. Soenen received a Bachelor of Arts from Kalamazoo College in 1992.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF
THE PERSONS NOMINATED BY THE BOARD.

PROPOSAL 2.
RATIFICATION OF APPOINTMENT OF CERTIFIED INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006, subject to ratification by the stockholders. The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have an opportunity to make a statement at the meeting if they so desire and will be available to respond to appropriate questions raised orally by stockholders. The Board of Directors has put this proposal before the stockholders because the Board believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote in determining whether to continue Ernst & Young LLP’s engagement.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
ERNST & YOUNG LLP AS THE COMPANY’S CERTIFIED INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2006.

ANNEX I

FTD GROUP, INC.
AUDIT COMMITTEE CHARTER

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of FTD Group, Inc. (the “Company”) on February 7, 2005.

I.   Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding:  (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

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II.   Membership

The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1), subject to the exemptions set forth in Exchange Act Rule 10A-3(b)(1)(iv). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.   Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

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The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.   Powers and Responsibilities

Interaction with the Independent Auditor

1.     Appointment and Oversight.   The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2.     Pre-Approval of Services.   Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3.     Independence of Independent Auditor.   The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i)    The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii)   The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

(iii)  The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv)  The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v)    The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

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Annual Financial Statements and Annual Audit

4.     Meetings with Management, the Independent Auditor and the Internal Auditor.

(i)    The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii)   The Committee shall review and discuss with management and the independent auditor:  (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, if any; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii)  The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5.     Separate Meetings with the Independent Auditor.

(i)    The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are:  (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii)   The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding:  (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii)   The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6.   Recommendation to Include Financial Statements in Annual Report.   The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received

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from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7.     Meetings with Management, the Independent Auditor and the Internal Auditor.   The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8.     Appointment.   The Committee shall review the appointment and replacement of the internal auditor.

9.     Separate Meetings with the Internal Auditor.   The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

10.   The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

11.   The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

12.   The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13.   The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

14.   The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

15.   The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

16.   The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

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17.   The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

18.   The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

19.   The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

20.   The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

21.   The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

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☐ Mark this box with an X if you have made changes to your name or address details above.

FTD Group, Inc

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FTD GROUP, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 16, 2005.

The undersigned stockholder of FTD Group, Inc. hereby appoints MICHAEL J. SOENEN and JON R. BURNEY, and each of them, proxies, with full power of substitution in each, to vote all of the shares of FTD Group, Inc. Common Stock which the undersigned would be entitled to vote at the Annual Meeting of stockholders to be held on November 16, 2005 and at any continuations, adjournments or postponements thereof, as indicated on the reverse side, and in their discretion upon any other business that may properly come before the meeting or at any continuations, adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2 and will grant discretionary authority pursuant to Item 3. The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 12, 2005.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

DETACH ALONG PERFORATION

ADMISSION TICKET

FTD Group, Inc.

ANNUAL MEETING OF STOCKHOLDERS

November 16, 2005 - 10:00 A.M. local time

3113 Woodcreek Drive

Downers Grove, Illinois 60515

You must present this portion of the card in order to be admitted to the FTD Group, Inc. Annual Meeting of stockholders on November 16, 2005.  Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

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Proxy - FTD Group, Inc.

A. Election of Directors

The Board of Directors recommends a vote “FOR” the listed nominees.

1. Election of Seven Directors

	For	Withhold		For	Withhold		For	Withhold
01 - Peter J. Nolan	☐	☐	04 - John M. Baumer	☐	☐	07 - Michael J. Soenen	☐	☐

02 - Robert S. Apatoff	☐	☐	05 - Timothy J. Flynn	☐	☐

03 - Adam M. Aron	☐	☐	06 - Ted C. Nark	☐	☐

B. Issue

The Board of Directors recommends a vote “FOR” the following proposal.

	For	Against	Abstain	HOUSEHOLDING ELECTION	Yes	No

2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006.	☐	☐	☐	Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

3. In their discretion, the proxies are authorized to vote for the				If you plan to attend the Annual Meeting please	☐
election of such substitute nominee(s) for directors as such				mark the notification box to the right.

proxies may select in the event any nominee(s) named in this proxy become unable to serve, and upon any other business which may properly come before the 2005 Annual Meeting or any continuations, adjournments or postponements thereof.

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title.  If more than one trustee, all should sign. Joint owners must each sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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